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                                                                     EXHIBIT 5.1

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
(BAKER BOTTS LLP LOGO)                                        ONE SHELL PLAZA           AUSTIN
                                                              910 LOUISIANA HOUSTON,    BAKU
                                                              TEXAS                     DALLAS
                                                              77002-4995                HOUSTON
                                                              713.229.1234              LONDON
                                                              FAX 713.229.1522          MOSCOW
                                                                                        NEW YORK
                                                                                        RIYADH
                                                                                        WASHINGTON
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September 8, 2005

CenterPoint Energy Resources Corp.
1111 Louisiana
Houston, TX 77002

Ladies and Gentlemen:

     CenterPoint Energy Resources Corp., a Delaware corporation (the "Company"), has engaged us to render to it the opinions we express below in connection with the offering of the senior debt securities of the Company, which the Company may offer, issue and sell from time to time at an aggregate initial offering price that will not exceed $500,000,000 (the "Debt Securities").

     Concurrently with our delivery of this letter, the Company is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-3, relating to the offering and sale of the Debt Securities under the 1933 Act's Rule 415. In this letter, "Registration Statement" means that registration statement, as amended, when it becomes effective under the 1933 Act, and "Prospectus" means a prospectus the Registration Statement includes.

     For purposes of the opinions we express below, we have examined, among other agreements, instruments and documents, the following:

     - the Registration Statement and its exhibits, including the Indenture, dated as of February 1, 1998 (the "Indenture"), between the Company and JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association), included as Exhibit 4.3;

     - the Company's restated certificate of incorporation and by-laws, each as amended through the date of this letter (the "Charter Documents"); and

     - the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents.

     We base the opinions we express below in part on the following assumptions we have made:

     - the Registration Statement and any post-effective amendments thereto will have become effective under the 1933 Act;

     - for each series of Debt Securities the Company offers by means of a Prospectus, the Company will have prepared and filed with the SEC under the 1933 Act a prospectus supplement which describes that series and, if securities of another type or series are issuable on the conversion, exchange, redemption or exercise of the Debt Securities being offered, which also describes that other type or series;

     - the Company will have offered, issued and sold the Debt Securities in the manner the Registration Statement and the relevant prospectus supplements describe and otherwise in compliance with all applicable federal and state securities laws, including, but not limited to, the Public Utility Holding Company Act of 1935;
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(BAKER BOTTS LLP LOGO)

CenterPoint Energy Resources Corp.                             September 8, 2005

     - for any Debt Securities which the Company issues and sells, the board of directors of the Company or any committee of one or more members of that board which that board has duly designated in accordance with the Charter Documents and applicable Delaware law (that board or any such committee being the "Board") will have taken all corporate action necessary to:

      - authorize the issuance of those Debt Securities and the other securities, if any, issuable on the conversion, exchange, redemption or exercise of those Debt Securities; and

      - approve the terms of the offering and sale of those Debt Securities;

     - the Company and the initial purchasers of the Debt Securities will have duly authorized, executed and delivered a definitive purchase agreement relating to those Debt Securities;

     - in the case of any securities issuable on the conversion, exchange, redemption or exercise of other Debt Securities, those securities will be available for issuance on that conversion, exchange, redemption or exercise;

     - in accordance with the terms of the Indenture, the Board will have designated and established the terms of the series to which any Debt Securities belong and those Debt Securities will not include any provision that is unenforceable;

     - the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and

     - forms of securities complying with the terms of the Indenture and evidencing any series of Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and either:

      - the provisions of the applicable purchase agreement under which the Company will sell those Debt Securities; or

      - if issued on conversion, exchange, redemption or exercise of any other securities, the applicable provisions of that security or the agreement or instrument under which that conversion, exchange, redemption or exercise will be effected.

     Based upon and subject to the foregoing, we are of the opinion that:

          1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

          2. The Debt Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

     We limit the opinions we express above in all respects to matters of the corporate law of the State of Delaware, applicable federal law and the contract law of the State of New York, each as in effect on the date hereof.

     We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not hereby admit we are in the category of persons whose written consent
Section 7 of the 1933 Act requires to be filed with the Registration Statement.

                                          Very truly yours,

                                          /s/ Baker Botts L.L.P.
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